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                                                                     EXHIBIT VII

                                                                [EXECUTION COPY]
                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of September 27, 1996, by and among GEOTEK FINANCING CORPORATION, a Delaware corporation (the "Company"), GEOTEK COMMUNICATIONS, INC., a Delaware corporation (the "Guarantor"), and HUGHES NETWORK SYSTEMS, INC., a Delaware corporation ("HNS"), as the holder of the Notes referred to below on the date hereof.

        This Agreement is made pursuant to the Vendor Credit Financing Agreement (the "Financing Agreement"), dated as of September __, 1996, by and among the Company, the Guarantor and HNS, in order to induce HNS to enter the Financing Agreement and make the Advances (as defined in the Financing Agreement) as evidenced by the Notes (as defined herein). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.

1.      Definitions

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        Additional Securities: See Section 5 hereof.

        Covered Provisions:  See Section 6(c) hereof.

        Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

        Geotek Guarantee: The Guarantee by the Guarantor of the obligations of the Company under the Financing Agreement and the Notes being issued pursuant to the Financing Agreement, and any Guarantee issued in exchange or substitution therefor.

        Guarantee: A guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

        HNS Registration Expenses: See Section 7(a) hereof.

        Indemnified Holder: See Section 8(a) hereof.

        Indenture: See Section 6(a) hereof.

        Issuer Registration Expenses: See Section 7(b) hereof.

        Issuers: Collectively, the Company and the Guarantor.

        NASD: National Association of Securities Dealers, Inc.

        1995 Indenture: The indenture, dated as of June 30, 1995, between the Guarantor and IBJ Schroder Bank & Trust Company, as trustee, governing the terms of the Guarantor's 15% Senior Secured Discount Notes due 2005.

        Notes: The Notes being issued pursuant to the Financing Agreement, and any debt securities issued in exchange or substitution for the Notes.


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        Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        Registration: See Section 3(a) hereof.

        Registration Notice: See Section 3(a)(i) hereof.

        Registration Request: See Section 3(a) hereof.

        Registrable Securities: The Notes and the Geotek Guarantees issued with such Notes; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

        Registration Statement: Any registration statement of the Issuers which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

        Requesting Holders: See Section 3(a) hereof.

        Restated Notes: See Section 6(a) hereof.

        Securities Act: The Securities Act of 1933, as amended from time to time.

        SEC: The Securities and Exchange Commission.

        Transfer Restricted Securities: The Notes and the Geotek Guarantees issued with such Notes acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144 thereunder; provided that a Note and the Geotek Guarantee issued with such Note that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

        Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) and all rules and regulations promulgated thereunder, as in effect on the date on which the Indenture is qualified under the Trust Indenture Act.

        Trustee: See Section 6(b) hereof.


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2.      Securities Subject to this Agreement.

        (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

        (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities.

3.      Registration.

        (a) Request for Registration. At any time on or after April 1, 1999, the holders (the "Requesting Holders") of an aggregate of at least 25% in aggregate principal amount of the outstanding Registrable Securities may deliver a written request (a "Registration Request") to the Issuers requiring the Issuers to effect a registration of the Registrable Securities and indicating the proposed method or methods of distribution thereof (the "Registration"). Subject to
Section 4(a)(ii) hereof, upon receipt of a Registration Request, the Issuers shall:

                (i) promptly give written notice of the proposed Registration to all holders of Registrable Securities (a "Registration Notice"), which notice shall indicate (A) that the Issuers intend to file a Registration Statement with the SEC covering the Registrable Securities, (B) the proposed method or methods of distribution thereof and (C) that any holder of Registrable Securities who wishes to have the Registrable Securities owned by it included in such Registration Statement must so notify the Issuers within 30 days of receipt of such Registration Notice;

                (ii) in the event holders of at least 50% in aggregate principal amount of the outstanding Registrable Securities elect to participate in such Registration, as soon as practicable, file a Registration Statement with the SEC covering all of the Registrable Securities held by the Requesting Holders and by all other holders of Registrable Securities who notify the Company pursuant to Section 3(a)(i) of their desire to have their Registrable Securities included in such Registration Statement;

                (iii) use their best efforts to have such Registration Statement declared effective as soon as practicable, but in any event within 135 days after receipt of the Registration Request, and otherwise effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) and take such other actions as may be reasonably necessary to permit or facilitate the sale and distribution of such Registrable Securities in accordance with the intended method or methods of disposition thereof; and

                (iv) keep such Registration Statement effective for 120 days.

        (b) Number of Registrations. The Issuers are not obligated to effect more than two Registrations under this Agreement; provided that a Registration will not count as a Registration under this Agreement until a Registration Statement with respect thereto has become effective and has remained effective for 120 days or until all Registrable Securities included therein have been sold, if earlier.


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        (c) Term of Agreement. This Agreement shall be effective until the longer of (i) three years from the date hereof and (ii) the date 75% in aggregate principal amount of the Notes have been sold at least once pursuant to a Registration Statement.

        (d) Selection of Underwriters. If the Registration is to be in the form of an underwritten offering, the investment banker or bankers and manager or managers that will administer the offering shall be selected by the holders of a majority in aggregate principal amount of the Registrable Securities to be included in such offering, subject to the consent of the Issuers (which consent shall not be unreasonably withheld).

4.      Hold-Back Agreements

        (a) Restrictions on Public Sale by Holder of Registrable Securities.

                (i) Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant hereto agrees, if requested in writing by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of debt securities of the Issuers of the same class as the debt securities included in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten registration), during the 7-day period prior to, and during the 90-day period following, the effective date of the Registration Statement for any underwritten offering made pursuant to such Registration Statement. The foregoing provisions shall not apply, however, to any holder of Registrable Securities if such holder is prevented by an applicable statute or regulation from entering into any such agreement.

                (ii) The Issuers may postpone for a reasonable period of time, not to exceed 120 days, the filing or effectiveness of a Registration requested pursuant to this Agreement if the boards of directors of the Issuers in good faith determine that (A) such Registration might have a material adverse effect on any plan or proposal by either Issuer or any of their respective subsidiaries with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or (B) either Issuer is in possession of material nonpublic information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in any other material adverse consequences to either Issuer; provided, however, that as soon as the conditions permitting such delay no longer exist, the Issuers shall give notice of such fact to the holders of Registrable Securities who have requested such Registration, and shall proceed with the Registration unless the holders of a majority in aggregate principal amount of such Registrable Securities shall have elected, at any time prior to the close of business on the fifth business day after such notice from the Issuers, to withdraw their request for Registration, and provided further, that the Issuers may postpone a Registration not more than once in any 365 day period.

        (b) Restrictions on Public Sale by the Issuers and Others. The Issuers agree:

                (i) not to register (including in a Registration Statement filed pursuant hereto) or effect any public sale (other than a public sale of debt securities offered in exchange for existing debt securities) or distribution (or any private sale which contemplates a substantially contemporaneous resale pursuant to Rule 144A) of their debt securities that are substantially similar to the Registrable Securities during the 7-day period prior to, and during the 90-day period following, the effective date of the Registration Statement for each underwritten offering made pursuant to


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        a Registration Statement filed pursuant hereto, except with the consent of the managing underwriter for such offering; and

                (ii) to cause each holder of their privately placed debt securities that are substantially similar to the Registrable Securities issued by the Issuers at any time on or after the date of this Agreement to agree not to effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any such securities during the period set forth in clause (i) above, except with the consent of the managing underwriter for such offering.

5.      Incidental Registration.

        The Issuers and, at the Issuers' election, any other holders of debt securities with registration rights may include in any Registration requested pursuant to this Agreement any debt securities that it or they shall determine to include (the "Additional Securities") and the consent of the holders of the Registrable Securities shall not be required with respect thereto; provided, however, that if in the opinion of the managing underwriter of such offering inclusion in such Registration of all Additional Securities would interfere with the successful marketing of the Registrable Securities, the number of Additional Securities shall be reduced to such number as such managing underwriter advises could be included in such underwriting without interfering with the successful marketing of the Registrable Securities.

6.      Registration Procedures.

        In connection with the Issuers' registration obligations pursuant hereto, the Issuers shall use their best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers shall as expeditiously as possible:

        (a) enter into an amendment and restatement of the Financing Agreement (as so amended and restated, the "Indenture") and the Notes (as so amended and restated, the "Restated Notes") to conform the Indenture and the Restated Notes to the requirements of the Trust Indenture Act and to make such other modifications as the holders of a majority in aggregate principal amount of the Registrable Securities to be included in the first Registration to be effected hereunder shall require to facilitate the disposition thereof; provided, however, that the Issuers shall not be required to include in the Indenture or the Restated Notes any provision not contained in or that is more restrictive to or burdensome on the Issuers (except as required by the Trust Indenture Act or any other applicable securities laws) than any provision in the most restrictive or most burdensome (with respect to such provision) of (i) the Financing Agreement and the Notes, (ii) the 1995 Indenture and the securities issued thereunder, in each case as in effect on the date hereof, and (iii) any other indenture governing outstanding public debt securities of either of the Issuers then in effect, and provided further, that the Issuers shall not be required to provide any additional credit support in the form of additional guarantees, pledges, granting of security interests or otherwise other than such credit support as is included in the Financing Agreement;

        (b) appoint a trustee to serve under the Indenture (the "Trustee"), which Trustee shall be reasonably acceptable to the holders of a majority in aggregate principal amount of the Registrable Securities to be included in the first Registration to be effected hereunder;

        (c) make available to each selling holder named in any Registration Statement or Prospectus before filing with the SEC, copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents


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incorporated by reference after the initial filing of such Registration
Statement), portions of which relating to such holders or their plan of distribution (the "Covered Provisions") will be subject to the review and comment of such holders for a period of three business days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus and will correct all of the Covered Provisions to which the selling holders covered by such Registration Statement shall reasonably object within three business days after the receipt thereof; provided, however, the Issuers shall not be obligated to file such Registration Statement or Prospectus or such amendment or supplement to such Registration Statement or Prospectus, as applicable, unless the Issuers, a majority of the selling holders of Registrable Securities and the underwriters, if any, are able to agree on the filing of such document. A selling holder shall be deemed to have reasonably objected to such filing of such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, if the Covered Provision contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

        (d) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Issuers or by the Securities Act or otherwise necessary to keep such Registration Statement effective until the earlier of (i) such time as all of the Registrable Securities included in such Registration Statement have been disposed of in accordance with the method or methods of distribution set forth in such Registration Statement and (ii) the last date of the applicable period set forth in Section 3(a)(iv) hereof, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period set forth in Section 3(a)(iv) hereof in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

        (e) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing:

                (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                (iv) if at any time when the Prospectus relating to the Registrable Securities included in such Registration is required to be delivered under the Securities Act the representations and warranties of the Issuers contemplated by Section 6(q)(i) hereof cease to be true and correct;

                (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and


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                (vi) of the existence of any fact of which the Issuers become, or reasonably should have become, aware which fact results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

        (g) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters or the holders of a majority in aggregate principal amount of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable following notification to the Issuers of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (h) at the request of any selling holder of Registrable Securities, furnish to such selling holder of Registrable Securities and each managing underwriter, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (i) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in accordance with the method or methods of distribution set forth therein;

        (j) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and use their commercially reasonable best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that neither Issuer shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or
(iii) subject it to taxation in any such jurisdiction where it is not then so subject;

        (k) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such


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denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (l) use their best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof and the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (m) if any fact contemplated by Section 6(e)(vi) hereof shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (n) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Issuers are then listed, if requested by the holders of a majority in aggregate principal amount of such Registrable Securities or by the managing underwriters, if any;

        (o) cause the Registrable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters, if any;

        (p) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

        (q) enter into agreements (including underwriting agreements) in form, scope and substance as are customarily entered into by issuers in similar transactions and take all other appropriate actions reasonably requested by holders of a majority in aggregate principal amount of Registrable Securities included in such Registration in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the method or methods of distribution set forth in such Registration Statement and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in primary underwritten offerings including, but not limited to, those set forth in the Financing Agreement;

                (ii) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to the managing underwriters, if any, and the holders of a majority in aggregate principal amount of the Registrable Securities being sold), dated as of the applicable closing date, addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters;


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                (iii) obtain "cold comfort" letters, dated as of the effective date of the applicable Registration Statement, and updates thereof from the Issuers' independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

                (iv) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 8 hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

                (v) deliver at the applicable closing such documents and certificates as are customary for underwritten offerings to evidence compliance with the conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

        (r) make available to a representative of the holders of a majority in aggregate principal amount of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter in connection with such Registration Statement, or any post-effective amendment thereto subsequent to the filing and prior to the effectiveness thereof, all financial and other records, pertinent corporate documents and properties of the Issuers, and cause the Issuers' officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Issuers shall reasonably determine; provided that any records, information or documents that are designated by the Issuers in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order and each such Person shall execute a confidentiality agreement in form and substance satisfactory to the Issuers; and provided, further, that nothing in this Agreement shall require any officers, directors or employees of either Issuer to participate in any "road show" or any presentations to any potential purchasers of Registrable Securities, except as set forth in Section 6(v) hereof;

        (s) otherwise use their best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders with regard to the Registration Statement, as soon as practicable, but in any event within sixteen months of the effectiveness of the Registration Statement, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of such Rule 158);

        (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

        (u) promptly upon the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Issuers' representatives available for discussion of such document and make such changes in such document as counsel for such selling holders or underwriters may reasonably request; and


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        (v) upon the reasonable advance request of a majority of the selling holders, make available its senior officers for telephone conferences with investors in connection with the sale of the Notes pursuant to a Registration Statement; provided that such telephone conferences do not unreasonably disrupt the normal business operations of the Issuers.

        The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such securities as the Issuers may from time to time reasonably request in writing.

        Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Sections 6(e)(iii) or 6(e)(vi) hereof, such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(m) hereof, or until it is advised in writing by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Issuers, such holder shall deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time periods mentioned in Sections 3(a)(iv) and 3(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(m) hereof or is advised in writing by the Issuers that the use of the Prospectus may be resumed.

7.      Registration Expenses.

        (a) The following expenses incident to any Registration shall be paid by
HNS:

                (i) all registration and filing fees (including, without limitation, with respect to filings required to be made with the SEC and the NASD);

                (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of Registrable Securities being sold may designate);

                (iii) the fees and expenses incurred in connection with the listing of any securities to be registered on a securities exchange;

                (iv) rating agency fees and expenses;

                (v) the fees and expenses of the Trustee (including counsel fees) incurred in connection with the Registration of the Registrable Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and the initial appointment of the Trustee; provided, however, that the ongoing fees and disbursements of the Trustee in connection with the performance of its duties under the Indenture (including counsel fees) shall be paid by the Issuers; and


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
                (vi) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses); provided, however, that the Issuers agree, unless HNS otherwise requests or consents, to only use the services of commercial printers for purposes of electronic filing and making substantially final changes to the Registration Statement for the purpose of making an electronic filing (all such expenses listed in this Section 7(a) being collectively called "HNS Registration Expenses").

        (b) Subject to Section 7(c) hereof, all of the Issuers' expenses incident to any Registration (other than HNS Registration Expenses) shall be paid by the Issuers, including, without limitation:

                (i) all out-of-pocket expenses (including, without limitation, messenger, telephone and delivery expenses);

                (ii) fees and disbursements of counsel for the Issuers;

                (iii) fees and disbursements of all independent certified public accountants of the Issuers (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                (iv) the Issuers' internal (i.e., not out-of-pocket) expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties); and

                (v) fees and expenses of other Persons retained by the Issuers (all such expenses listed in this Section 7(b) being collectively called "Issuer Registration Expenses").

        (c) Notwithstanding Section 7(b) above, with respect to any reasonable Issuer Registration Expenses (other than those set forth in Section 7(b)(iv) hereof), HNS shall reimburse the Issuers for (1) the first $110,000 of such documented Issuer Registration Expenses in connection with the first Registration provided for in Section 3(b) hereof and (2) the first $60,000 of such documented Issuer Registration Expenses in connection with the second Registration provided for in Section 3(b) hereof. In addition, following the completion of the first Registration provided for in Section 3(b) hereof and until the earlier of (i) the maturity date of the Notes and (ii) the date on which no Notes remain outstanding, HNS shall pay the Issuers a nonaccountable maintenance and compliance expense allowance equal to $20,000 per year (the first of such payments to be made on the first anniversary of the effective date of the Registration Statement for the first Registration effected hereunder, and subsequent payments to be made on each anniversary thereafter).

        The Issuers shall not be liable for any fees, disbursements or other expenses of any underwriters or the holders of any Registrable Securities incident to any Registration or the sale of the Registrable Securities (including, without limitation, any fees and disbursements of counsel retained by the holders or underwriters or any selling discounts or commissions), it being agreed that any of the fees, disbursements and expenses contemplated by
Section 7(b) above shall not be deemed to be fees, disbursements or expenses of such holders or underwriters.

        Notwithstanding any provision in this Section 7, this Section shall not relieve the Issuers of the obligations to pay any costs or expenses required to be paid by the Issuers under the Financing Agreement.

8.      Indemnification

        (a) Indemnification by the Issuers. The Issuers agree, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Issuers by such holder expressly for use therein. This indemnity shall be in addition to any liability which the Issuers may otherwise have. The Issuers shall also indemnify any underwriters, selling brokers, dealer, managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities; provided, however, that the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any such underwriter, selling broker, dealer manager or similar securities industry professional from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the securities that are the subject thereof if a copy of the Prospectus (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given to such Person, if such is required by law, at or prior to the written confirmation of the sale of the securities to such Person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

        If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Issuers, such Indemnified Holder shall promptly notify the Issuers in writing, and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Issuers have agreed to pay such fees and expenses, (b) the Issuers shall have failed to assume the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Issuers, and such Indemnified Holder shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Holder notifies the Issuers in writing that it elects to employ separate counsel at the expense of the Issuers, the Issuers shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Issuers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified

Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Issuers shall not be liable for any settlement of any such action or proceeding effected without their written consent, but if settled with their written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Issuers agree to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

        (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities severally agrees to indemnify and hold harmless the Issuers, their directors and officers and each Person, if any, who controls the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to such holder, but only with respect to information relating to such holder or its plan of distribution furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Issuers or their directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Issuers and the Issuers or their directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        The Issuers shall be entitled to receive indemnities from any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

        (c) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Indemnified Holders, on the other hand, from the sale of Registrable Securities or if such allocation is not permitted by applicable law, the relative fault of the Issuers, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Issuers and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.      Rule 144

        The Issuers covenant that they will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Issuers shall deliver to such holder a written statement as to whether it has complied with such information and requirements.

10.     Rule 144A

        The Issuers hereby agree, for so long as any Registrable Securities remain outstanding, to make available to any holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

11.     Participation in Underwritten Registrations

        No holder (or its successors or assigns) may participate in any underwritten registration hereunder unless, in addition to complying with its other obligations under this Agreement, such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

12.     Miscellaneous

        (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, and as provided in the Indenture and the Financing Documents and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b) No Inconsistent Agreements. The Issuers shall not on or after the date of this Agreement enter into any agreement with respect to their securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (c) Adjustments Affecting Registrable Securities. The Issuers shall not take any action, or permit any change to occur, solely with respect to the Registrable Securities which would (i) adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a Registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration. Nothing in this Section 11(c) shall prohibit the Issuers from taking any action or permitting any change to occur that generally affects the Issuers' respective businesses, assets, operations or prospects regardless of any ancillary effect on the Registrable Securities, provided that such action or change is not designed specifically to impair the value of the Registrable Securities.

        (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of holders of at least 50% in outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of 50% in aggregate principal amount of the Registrable Securities being sold.

        (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 12(e), which address initially is, with respect to each holder, the address set forth on HNS' signature page of this Agreement, with a copy to Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C., Attention: James F. Rogers, Esq.; and

                (ii) if to the Issuers, initially at its address set forth on the Company's signature page of this Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(e), with a copy to Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, PA 19102,
        Attention: Leonard M. Klehr, Esq.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Registrable Securities.

        (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the securities sold pursuant to the Financing Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            ISSUERS:

                            GEOTEK FINANCING CORPORATION



                            By:      /s/ Michael McCoy
                               ------------------------------------------
                            Title:         Chief Financial Officer
                            Address:       c/o Geotek Communications, Inc.
                                           20 Craig Road
                                           Montvale, NJ 07645
                            Telecopy No.:  (201) 930-9614


                            GEOTEK COMMUNICATIONS, INC.



                            By:      /s/ Michael McCoy
                               ------------------------------------------
                            Title:         Chief Financial Officer
                            Address:       20 Craig Road
                                           Montvale, NJ 07645
                            Telecopy No.:  (201) 930-9614



                            HNS:

                            HUGHES NETWORK SYSTEMS, INC.



                            By:     /s/ Pradeep Kaul
                               ------------------------------------------
                            Title:         Executive Vice President
                            Address:       10450 Pacific Center Court
                                           San Diego, CA  92121
                            Telecopy No.: (619) 457-4994